UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2022

CORTEXYME, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38890	90-1024039
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 East Grand Ave. South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 910-5717

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CRTX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Director.

On March 14, 2022, upon recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Cortexyme, Inc. (the “Company”), the Board appointed Marwan Noel Sabbagh, M.D., to serve as a Class II director of the Company, effective immediately, to fill the vacant directorship, until his successor is elected and qualified, or sooner in the event of his death, resignation or removal. Dr. Sabbagh joins the class of directors whose term expires at the Company’s 2024 annual stockholders’ meeting.

Dr. Sabbagh is entitled to receive compensation in accordance with the Company’s Outside Director Compensation Policy as currently in effect (the “Policy”), which is generally described under the heading “Non-Employee Director Compensation Arrangements” in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2021.

In accordance with the Policy, Dr. Sabbagh is entitled to receive a $35,000 annual retainer for service as a Board member.

On the effective date of his appointment, Dr. Sabbagh was granted an initial equity award with a stock option award under the Company’s 2019 Equity Incentive Plan covering 22,058 shares of the Company’s Common Stock pursuant to the Policy, delivered in the form of a nonstatutory stock option. The exercise price of the options will equal the closing sales price of the Company’s common stock on the date of grant, and the options will vest in equal annual installments over the three-year period following the date of grant, subject to the director’s continued service as a director through each such vesting date.

The Company has entered into the Company’s standard form of indemnification agreement with Dr. Sabbagh. The indemnification agreement provides, among other things, that the Company will indemnify Dr. Sabbagh for certain expenses which he may be required to pay in connection with certain claims to which he may be made a party by reason of his position as a director of the Company, and otherwise to the fullest extent permitted by law. The form of indemnification agreement was previously filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (No. 333-230853), as amended, as originally filed on April 12, 2019, and is incorporated herein by reference.

There are no arrangements or understandings between Dr. Sabbagh and any other persons pursuant to which he was selected as a member of the Board. There are no family relationships between Dr. Sabbagh and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. Dr. Sabbagh is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTEXYME, INC.

	By:	/s/ Caryn G. McDowell
Date: March 15, 2022	Title:	Chief Legal and Administrative Officer and Corporate Secretary